UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 26, 2005

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Somerville Road, Route 202 North, Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 470-2800

Former name or former address if changed since last report:  no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

Item 2.02  Results of Operations and Financial Condition

On April 27, 2005, Bioject Medical Technologies Inc. issued a press release announcing a net loss of $2.0 million, or $0.15 per share, on revenues of $3.3 million for its first quarter ended March 31, 2005.  A copy of the press release is attached as Exhibit 99.1.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 26, 2005, the Board of Directors of Bioject Medical Technologies Inc. elected Dr. Randal D. Chase as a Class 1 Director.  Dr. Chase was added to the Compensation Committee and the Audit Committee of the Board of Directors.

There are no arrangements or understandings between Dr. Chase and any other persons pursuant to which Dr. Chase was elected Director and there have not been any related party transactions in which the amount involved exceeded $60,000 with Dr. Chase within the past year nor are any such transactions currently proposed.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

99.1               Press release dated April 27, 2005 announcing Bioject Medical Technologies Inc.’s results for its first quarter ended March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 28, 2005	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ JOHN GANDOLFO
John Gandolfo
Chief Financial Officer and Vice President of Finance